     As filed with the Securities and Exchange Commission on April 24, 2002

                                                  Registration No. 333-_________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            Jupiter Enterprises, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                                               98-0208667
--------------------------------------------------------------------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

94 Rue de Lausanne, CH1202, Geneva, Switzerland
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)


                    Jupiter Enterprises, Inc. 2002 Stock Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


      Michael J.A. Harrop, 94 Rue de Lausanne, CH1202, Geneva, Switzerland
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                               011-41-22-900-0000
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                            Proposed maximum       Proposed maximum
Title of securities      Amount to be        Offering price       aggregate offering          Amount of
  to be registered       Registered(1)        Per share(2)             price(2)          registration fee(2)
-------------------      -------------      ----------------      ------------------     -------------------
Common Stock, $0.001        2,500,000               $1.65             $4,125,000                 $379.50
  par value
       TOTALS               2,500,000                                 $4,125,000                 $379.50

(1) To be issued, at the sole discretion of the Registrant, directly or pursuant to options under the Jupiter Enterprises, Inc. 2002 Stock Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 as follows:
     (i) in the case of shares of common stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of common stock which have not been issued and/or for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the bid and asked price per share of the common stock on a date within five (5) business days prior to the date of filing of this registration statement, as reported on the National Association of Securities Dealers, Inc. OTC Bulletin Board.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

         The document(s) containing the information concerning the Jupiter Enterprises, Inc. 2002 Stock Plan, effective as of April 15, 2002 (the "Plan"), required by Item 1 of Form S-8, and the statement of availability of registrant information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Jupiter Enterprises, Inc., a Nevada corporation (the "Company" or "JPEN"), shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by JPEN with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates:

     (a) Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001, filed June 29, 2001;

     (b) Quarterly Report on Form 10-QSB for the period ended June 30, 2001, filed August 14, 2001;

     (c) Quarterly Report on Form 10-QSB for the period ended September 30, 2001, filed November 20, 2001;

     (d)  Current Report on Form 8-K, filed December 14, 2001;

     (e) Quarterly Report on Form 10-QSB for the period ended December 31, 2001, filed February 19, 2002;

     (f)  Current Report on Form 8-K/A filed February 19, 2002;

     (g)  Current Report on Form 8-K filed April 11, 2002; and

     (h) the description of JPEN's common stock contained in JPEN's registration statement on Form 10-SB, (File No. 001-16063) filed August 14, 2000, including any amendment or reports filed for the purpose of updating such description.

         All documents filed by JPEN pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to and subsequent to the date hereof shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Members of the law firm of Futro & Trauernicht LLC, Attorneys and Counselors at Law, counsel to the Company, and whose opinion as to the validity of the issuance of shares of Common Stock hereunder is attached as an exhibit hereto, may be issued shares of Common Stock under the Plan or granted options to purchase shares of Common Stock pursuant to the Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any officer, director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefore, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

Article Five of the By-Laws of the Company provides for the mandatory indemnification and reimbursement of any director or officer against expenses actually and necessarily incurred by them in connection with the defense of an action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of the corporation, except in relation to matters as to which any such director or officer shall be adjudged to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

       Exhibit
       Number     Description
       -------    -----------

         4.1 Articles of Incorporation, as currently in effect, which define the rights of holders of the equity securities being registered (Incorporated by reference to Exhibit 3.1 of the Registrant's registration statement on Form 10-SB, filed August 14, 2000).

         4.2 By-laws, as currently in effect, which define the rights of holders of the equity securities being registered (Incorporated by reference to Exhibit 3.2 of the Registrant's registration statement on Form 10-SB, filed August 14, 2000).

         5.1      Opinion of Counsel, Futro & Trauernicht LLC (Filed herewith).

         10.1     Jupiter Enterprises, Inc. 2002 Stock Plan (Filed herewith).

         23.1 Consent of Bateman & Co., Inc., P.C., Certified Public Accountants (Filed herewith).

         23.2     Consent of Counsel, Futro & Trauernicht LLC (Included in
                  Exhibit 5.1).

ITEM 9. UNDERTAKINGS.

         (a) The undersigned hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by JPEN pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of JPEN's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of JPEN pursuant to the foregoing provisions, or otherwise, JPEN has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by JPEN of expenses incurred or paid by a director, officer or controlling person of JPEN in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, JPEN will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, China on the 18th day of April 2002.


                               JUPITER ENTERPRISES, INC.


                               By: /s/ Yin Mingshan
                                   ---------------------------------------------
                                   Yin Mingshan, Chief Executive Officer,
                                   Chairman and Director

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                               By: /s/ Yin Mingshan
                                   ---------------------------------------------
                                   Yin Mingshan, Chief Executive Officer,
                                   Chairman and Director

                               Dated: April 18, 2002

                               By: /s/ Alexander Chen
                                   ---------------------------------------------
                                   Alexander Chen, Treasurer, principal
                                   financial and accounting officer and
                                   Director

                               Dated: April 18, 2002

                               By: /s/ Michael J.A. Harrop
                                   ---------------------------------------------
                                   Michael J.A. Harrop, President, Secretary
                                   and Director

                               Dated: April 18, 2002

                                  EXHIBIT INDEX


       Exhibit
       Number     Description
       -------    -----------

         4.1 Articles of Incorporation, as currently in effect, which define the rights of holders of the equity securities being registered (Incorporated by reference to Exhibit 3.1 of the Registrant's registration statement on Form 10-SB, filed
                  August 14, 2000).

         4.2 By-laws, as currently in effect, which define the rights of holders of the equity securities being registered
                  (Incorporated by reference to Exhibit 3.2 of the Registrant's registration statement on Form 10-SB, filed August 14, 2000).

         5.1      Opinion of Counsel, Futro & Trauernicht LLC (Filed herewith).

         10.1     Jupiter Enterprises, Inc. 2002 Stock Plan (Filed herewith).

         23.1     Consent of Bateman & Co., Inc., P.C., Certified Public
                  Accountants (Filed herewith).

         23.2     Consent of Counsel, Futro & Trauernicht LLC (Included in
                  Exhibit 5.1).